                                                                    EXHIBIT 99.1
                                                                    ------------

                                  JUNE 30, 2004

                                QUARTERLY REPORT

                        C S B   B A N C O R P,   I N C .

TO OUR SHAREHOLDERS
--------------------------------------------------------------------------------
Dear Fellow Shareholder:

Our second quarter earnings reflect continued improvements across most sectors of CSB. Net income of $607,000 ($.23 per share) compares to $571,000 ($.21 per share) for the same quarter a year ago, representing a 6.3% increase!

The six-month comparison shows 2004 trailing the same period in 2003. Six-month earnings of $1,128,000 ($.43 per share) are below 2003's $1,169,000 ($.44 per share). I would remind the reader that the six-month results for 2003 reflect a $51,000 reversal in the allowance for loan losses while 2004 net earnings contain an allocation to the reserve of $173,000. This $224,000 swing in reserve allocation accounts for the earnings variance.

We are proud of our continued improvements, and confident these trends are sustainable. This confidence is exhibited by positive trends in several critical areas. First, our noninterest expenses continue to decline, falling $129,000 for the second quarter compared to the same quarter in 2003. This is a 4.8% reduction in noninterest expenses. And the results are positive for the six months, reflecting a $207,000 reduction in noninterest expenses for the same period in 2003. Our NIE/REV ratio fell to 77.2% for the six months ended June 30, 2004 and, while this ratio still somewhat trails our peers, it is an indicator that our expense monitoring efforts are paying off. Our noninterest income is improving and is also ahead of both the second quarter and six-month period of a year ago. Lastly, our net interest income for the quarter, before the provision for loan losses, is also ahead of the same period of a year ago. We view this as having turned the corner on our core earnings.

Events nationally and locally will greatly influence the remaining half of the year. On a national basis, the Federal Reserve's recent quarter of a percent increase in the Federal Funds rate marks the first such increase in over four years. A large portion of our loan portfolio is tied to variable rates, and we believe this and future increases will positively impact our net interest income. Our loan portfolio continues to be strong, and we feel the inherent business customer risks associated with a rising rate environment are being adequately monitored.

On the local stage, the continued acquisition environment saw the area's oldest and largest bank enter into an agreement to be acquired by a large national banking organization. We enjoyed competing against this quality institution, and will miss the unique competitive challenges associated with locally owned and managed financial institutions. We believe that certain marketplace opportunities may be available, while keenly aware that the level of competition may have significantly increased. Your directors, bank officers and all our associates continue to dedicate themselves to serving our customers, giving back to our communities and rewarding our shareholders for their continued commitment and support.

As always, please feel free to contact us with any questions or concerns about our direction or results.

Sincerely,

JOHN J. LIMBERT                             ROBERT K. BAKER
President and C.E.O.                        Chairman

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               JUNE 30
                                                          2004           2003
                                                        ---------     ---------
ASSETS:
  Cash and due from banks                               $  12,525     $  16,585
  Federal funds sold                                           --            --
  Securities                                               77,630        67,971
  Net loans                                               219,156       209,437
  Premises & equipment, net                                 8,458         8,844
  Other assets                                              2,741         2,254
                                                        ---------     ---------
  TOTAL ASSETS                                          $ 320,510     $ 305,091
                                                        =========     =========

LIABILITIES:
  Deposits                                              $ 239,183     $ 233,264
  Securities sold under agreements to repurchase           13,405        11,402
  Federal funds purchased                                  13,300         4,800
  Other borrowings                                         19,023        19,820
  Other liabilities                                         1,045         1,401
                                                        ---------     ---------
  TOTAL LIABILITIES                                     $ 285,956     $ 270,687
                                                        ---------     ---------

SHAREHOLDERS' EQUITY:
  Common stock                                          $  16,674     $  16,674
  Additional paid-in capital                                6,414         6,414
  Retained earnings                                        12,655        12,060
  Treasury stock                                             (646)         (882)
  Accumulated other comprehensive income (loss)              (543)          138
                                                        ---------     ---------
  TOTAL SHAREHOLDERS' EQUITY                            $  34,554     $  34,404
                                                        ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 320,510     $ 305,091
                                                        =========     =========



CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                              THREE MONTHS ENDED    SIX MONTHS ENDED
                                                   JUNE 30             JUNE 30
                                                2004      2003      2004       2003
                                               -------   -------   -------   -------
INTEREST INCOME:
  Interest & fees on loans                     $ 2,957   $ 3,190   $ 5,950   $ 6,363
  Interest on securities                           786       747     1,458     1,524
  Other interest income                              0         1         3        10
                                               -------   -------   -------   -------
  TOTAL INTEREST INCOME                        $ 3,743   $ 3,938   $ 7,411   $ 7,897
                                               -------   -------   -------   -------

INTEREST EXPENSE:
  Interest on deposits                             788       973     1,623     2,000
                                               -------   -------   -------   -------
  Other interest expense                           179       216       316       415
                                               -------   -------   -------   -------
TOTAL INTEREST EXPENSE                         $   967   $ 1,189   $ 1,939   $ 2,415
                                               -------   -------   -------   -------
Net interest income                              2,776     2,749     5,472     5,482
  Provision (credit) for loan losses                79        20       173       (51)
                                               -------   -------   -------   -------
Net interest income after provision (credit)
 for loan losses                                 2,697     2,729     5,299     5,533
Noninterest income                                 572       559     1,071     1,027
Noninterest expense                              2,535     2,664     5,050     5,257
                                               -------   -------   -------   -------
Net income before federal income taxes             734       624     1,320     1,303
Federal income tax provision                       127        53       192       134
                                               -------   -------   -------   -------
NET INCOME                                     $   607   $   571   $ 1,128   $ 1,169
                                               =======   =======   =======   =======
EARNINGS PER SHARE                             $  0.23   $  0.21   $  0.43   $  0.44
                                               -------   -------   -------   -------

                              FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                        AT OR FOR THE SIX MONTHS
                                                            ENDED JUNE 30
                                                        2004              2003
                                                      --------          --------
Assets                                                $320,510          $305,091
Net loans                                             $219,156          $209,437
Securities                                            $ 77,630          $ 67,971
Deposits                                              $239,183          $233,264
Shareholders' equity                                  $ 34,554          $ 34,404
Net income                                            $  1,128          $  1,169
Earnings per share                                    $   0.43          $   0.44
Book value per outstanding share                      $  13.07          $  13.05

                                   KEY RATIOS
--------------------------------------------------------------------------------

                                                   AT OR FOR THE SIX MONTHS
                                                         ENDED JUNE 30
                                                      2004           2003
                                                    -------        -------
Return on average assets                              0.73%          0.81%
Return on average equity                              6.51%          7.09%
Net interest margin                                   3.77%          3.95%
Loans to deposits                                    92.69%         90.88%
Allowance for loan loss to total loans                1.15%          1.21%
Shareholders' equity to assets                       10.78%         11.28%
Noninterest expense to revenue                       77.18%         80.76%


                                   DIRECTORS
--------------------------------------------------------------------------------

        ROBERT K. BAKER                  DANIEL J. MILLER
           Chairman
                                        JEFFERY A. ROBB, SR.
        JOHN J. LIMBERT
       President and CEO                 SAMUEL M. STEIMEL

       RONALD E. HOLTMAN                 EDDIE L. STEINER

        J. THOMAS LANG                    JOHN R. WALTMAN


                               EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

                                 JOHN J. LIMBERT
                                President and CEO

                                 RICK L. GINTHER
                              Senior Vice President
                              Chief Lending Officer

                                  PAUL D. GREIG
                              Senior Vice President
                       Chief Operation/Information Officer

                                  A. LEE MILLER
                              Senior Vice President
                             Chief Financial Officer

                 STOCK PERFORMANCE & DIVIDENDS
-------------------------------------------------------------------

                       TRADE PRICE                          CASH
 QUARTER           ------------------          CLOSING     DIVIDEND
  ENDING           HIGH           LOW          PRICE       DECLARED
--------------------------------------------------------------------
  9/30/02          19.15         17.00         17.00         0.10
 12/31/02          17.50         16.05         16.05         0.10
  3/31/03          18.50         16.50         17.10         0.12
  6/30/03          18.00         17.00         17.00         0.12
  9/30/03          17.50         15.50         17.50         0.12
 12/31/03          17.55         17.00         17.00         0.12
  3/31/04          18.00         17.00         17.50         0.13
  6/30/04          18.50         17.07         17.85         0.13


                            COMMON STOCK PERFORMANCE

                                    [GRAPH]



                          ADDITIONAL STOCK INFORMATION
--------------------------------------------------------------------------------

                                  STOCK LISTING
                                     Common:
                                Symbol - CSBB.OB

                                 STOCK TRANSFER
                          Registrar & Transfer Company
                            Attn: Investor Relations
                                10 Commerce Drive
                               Cranford, NJ 07016
                                 (800) 368-5948

                                    Copies of
                                CSB Bancorp, Inc.
                   S.E.C. Filings may be obtained by writing:

                               A. Lee Miller, CFO
                                CSB Bancorp, Inc.
                              6 West Jackson Street
                              Millersburg, OH 44654
                                (330) 674-9015 or
                                 (800) 654-9015